UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2016

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01. Other Events.

On May 31, 2016, Bridge Bancorp, Inc. (the “Company”) notified holders of the 8.50% Cumulative Convertible Trust Preferred Securities, liquidation amount $1,000 per preferred security, issued by Bridge Statutory Capital Trust II (the “TPS”), of an increase in the conversion ratio at which the TPS can be converted into shares of Company common stock, from 32.2581 shares of Company common stock to 34.4828 shares of Company common stock per share of TPS, effective June 30, 2016. On May 31, 2016, the Company also notified holders of the TPS of the full redemption of the TPS on July 1, 2016. The redemption price will equal the liquidation amount, plus accrued but unpaid interest. TPS not converted into shares of Common Stock will be redeemed as of July 1, 2016. Beginning on July 1, 2016, the redeemed TPS will no longer be outstanding and interest will no longer accrue thereon. As of May 31, 2016, the Company had $16.0 million in aggregate liquidation amount of the TPS outstanding, which were issued in 2009.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRIDGE BANCORP, INC.

DATE: May 31, 2016	By:	/s/ Kevin M. O’Connor
Kevin M. O’Connor President and Chief Executive Officer